Exhibit 10.31

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

TRANSACTION CONFIRMATION

Shell Energy North America (US), L.P.	May 6, 2016

This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated May 6, 2016, and its terms shall be binding upon execution by the parties.

SELLER: GSF Energy, L.L.C. 680 Andersen Drive Foster Plaza 10, 5th Floor Pittsburgh, Pennsylvania 15220 Attn: General Counsel Phone: (412) 747-8718 Fax: (412) 542-1577

BUYER:

Shell Energy North America (US), L.P.

(“Shell Energy”)

1000 Main Street, Level 12

Houston, Texas 77002

Attn: Contract Administration

Phone: (713) 767-5400

Fax: (713) 265-2171

Base Contract No. ______________

With a duplicate copy to:

Shell Energy North America (US), L.P.

1000 Main Street, Level 12

Houston, Texas 77002

Attn: General Counsel

Fax: (713) 230–2900

Contract Price: $[***] per MMBtu of actual delivered RB for [***] of the Delivery Period and $[***] per MMBtu of actual delivered RB for the remainder of the Delivery Period.

Delivery Period:	Begin: [***]	End: [***]

Performance Obligation: Seller shall, subject to the terms of this Transaction Confirmation, deliver and Buyer shall purchase the RB produced by the Project for each Day of the Delivery Period up to the Contract Quantity as set forth in, and subject to, the Additional Conditions below. Seller agrees to dedicate solely to Buyer all of the RB that Seller has contracted for with the Project as of the Effective Date of this Transaction Confirmation up to the Contract Quantity.

For the purposes of this Transaction Confirmation, in the event of a breach of Seller’s obligation to deliver RB or Seller’s obligations in respect of Seller’s Ongoing Representations and Warranties and Renewable Energy Attributes and Registration the Cover Standard shall be applicable and shall be based upon the cost to [***].

Contract Quantity: The Contract Quantity for each Month during the Delivery Period shall be [***]. The quantities of RB sold hereunder are [***]. Notwithstanding the aforesaid, the AADR of RB delivered from the Project [***],

After the [***] anniversary of the Effective Date, Buyer will have the option to [***] after the Effective Date by providing written notice to Seller, before the second Business Day after the start of any applicable Quarterly Period, stating that [***].

Delivery Point(s):

The Delivery Point shall be Sales Meter Numbers: [***] and [***] at the Project.

Buyer and Seller agree that Seller is solely responsible for all transportation and related pipeline charges for the transportation of RB to the Delivery Point(s) and Buyer is solely responsible for all transportation and related pipeline charges for the transportation of the RB at and from the Delivery Point(s).

ADDITIONAL CONDITIONS:

Definitions:

“AADR” means the annual average daily rate of Gas delivery measured using a 12 Month rolling average.

“Applicable Law” means all laws, statutes, rules, regulations, ordinances, judgments, orders, decrees, injunctions, and writs of any Governmental Authority having jurisdiction over the Project or either of the Parties.

“Biogas Clean-Up and Compression Facility” means Seller’s facilities for processing of RB from the Project to meet the quality criteria for the Commercial Distribution System at the Injection Point.

“Brown Gas Price” means Columbia Gas Transmission Corp.—Appalachia Index.

“CARB” means the California Air Resources Board or its successor.

“CEC” means the California Energy Commission or its successor.

“CNG” means compressed Gas,

“Change in Law” means the full repeal of the EPA Renewable Fuel Standard or a change of the EPA Renewable Fuels Standard wherein landfill biogas, including RB, no longer qualifies as a feedstock or fuel that can enable the generation of cellulosic biofuel RINs,

“Commercial Distribution System” means a gas distribution system physically connected by pipeline, barge, truck or rail as set out in EPA regulation §80.1426(f)(11)(ii).

“CPUC” means the California Public Utilities Commission or its successor.

“Environmental Conditions” means any environmental conditions, circumstances or other matters of fact, pertaining to, relating to or otherwise affecting the environment, including, without limitation, any natural resources (including flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or the ambient air, and relating to or arising out of the presence, use, handling, blending, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal (including the abandonment or discarding of barrels, containers and other closed receptacles containing any hazardous waste or other toxic substances of any nature), dumping or threatened release (as such term is used in the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended from time to time or other similar Environmental Laws) of waste, hazardous waste or other toxic substances of any nature.

“Environmental Laws” means all Applicable Laws and rules of common law pertaining to the environment, natural resources, and public or employee health and safety, including the LCFS, EPA Renewable Fuel Standard, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Emergency Planning and Community Right to Know Act and the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act, the Clean Water Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act of 1970, the Oil Pollution Act of 1990, the Hazardous Materials Transportation Act, and any similar or analogous statutes, regulations and decisional law of any Governmental Authority, as each of the foregoing may be amended.

“EPA” means the United States Environmental Protection Agency or its successor.

“EPA Renewable Fuel Standard” means the renewable energy program and policies established by the EPA and first published on March 26, 2010 at 75 Fed. Reg. 14670 (codified at 40 C.F.R. § 80.1401 (2012)) that became effective on July 1, 2010, and may be amended from time to time.

“Good Industry Practice” means the practices, methods, materials, supplies, equipment, and standards of safety, performance and service that are commonly applied in the landfill and landfill gas-to-energy industries in the United States to operate and maintain facilities similar to the Project, including the use of, and adherence to, equipment, practices and methods, applicable industry codes, standards and regulations that in the exercise of reasonable judgment, and in light of the facts and circumstances known at the time the decision was made, would be reasonably expected to accomplish the operating objectives of the Project, and protect individuals and the environment from damage, loss or injury.

“Governmental Authority” means any national, federal, state, local or other governmental, regulatory or administrative agency, court, commission, department, board or other governmental subdivision, legislature, rulemaking board, tribunal, or other governmental authority. Governmental Authority includes, but is not limited to, the CEC, CARB, EPA and the CPUC.

“Green Attributes” means any and all attributes generated or owned by the Project or in relation to the production or use of the Project’s RB, including all rights, credits or payments associated with the renewable nature of RB or the reduction in or avoidance of fossil fuel consumption, Greenhouse Gas emissions or Lifecycle Greenhouse Gas Emissions, including emission reduction credits, verified emission reductions, voluntary emission reductions, offsets, allowances, voluntary carbon units, avoided compliance costs, emission rights and authorizations, RIN, REC and LCFS Registration rights, and CO2 reduction and sequestration and any other environmental attributes associated with the use of RB. However, Green Attributes do not include (a) any federal or state tax credits associated with the collection, production, transfer or sale of such RB to the Buyer, or (b) any emission reduction credits required or available for the operation of a digester gas processing facility at the Project to convert collected RB to pipeline quality gas standards.

“Greenhouse Gas” means carbon dioxide (CO2), methane (CIR), nitrous oxide (N20), hydrofluorocarbons, perfluorocarbons, sulfur hexafluoride, or any other substances or combination of substances that may become regulated or designated as greenhouse gases under any federal, state or local law or regulation, or any emission reduction registry, trading system, or reporting or reduction program for greenhouse gas emission reductions that is established, certified, maintained, or recognized by any international, governmental (including U.N., federal, state, or local agencies), or non-governmental agency from time to time, in each case measured in increments of one metric ton of CO2 equivalent.

“Injection Point” means the location where RB is introduced into a Commercial Distribution System in accordance with the EPA Renewable Fuel Standard.

“Iogen” means Iogen D3 Biofuel Partners LLC.

“Iogen Performance Assurance” means [***]

“LCFS” means the California Low Carbon Fuel Standard as set forth in Title 17, California Code of Regulations §§95480-95490, as may be amended from time to time.

“LCFS Credit” means credits generated and traded under the LCFS, with each credit equal to one metric ton of CO2 reductions as compared to baseline CO2 emissions under the LCFS.

“Lifecycle Greenhouse Gas Emissions” means the aggregate quantity of Greenhouse Gas emissions (including direct emissions and significant indirect emissions from land use changes), as determined by the EPA pursuant to the EPA Renewable Fuel Standard or by CARB pursuant to the LCFS, related to the full fuel lifecycle, including all stages of fuel and feedstock production and distribution, from feedstock generation or extraction through the distribution and delivery and use of the finished fuel to the ultimate consumer, where the mass values for all greenhouse gases are adjusted to account for their relative global warming potential.

“LNG” means liquefied Gas.

“Maximum AADR” means, for any given 12-Month period, the [***].

“MDV” means [***].

“MQV” means [***] determined in accordance with the procedure provided under the Contract Quantity section hereunder.

“Project” means the [***] at the Rumpke Sanitary Landfill located in Cincinnati, Ohio and owned by Seller.

“Qualified Facility” shall have the meaning given it in the General Terms and Conditions section of the Additional Conditions below.

“Quarterly Period” means:

(a)	in respect of the first Quarterly Period, that period commencing on July 1, 2016 and ending on September 30, 2016; and

(b)

in respect of each subsequent Quarterly Period, that three-Month period commencing on the Day after the expiry of the immediately preceding Quarterly Period and ending on March 30, June 30, September 30 and December 31 of each calendar year;

“RB” an abbreviation for renewable biogas, means Gas from the Project that consists of or is derived from “Biogas”, as that term is defined by the Renewable Fuel Standard Program and the LCFS, and contains all Green Attributes associated with such production.

“REC” means a certificate, credit, allowance green tag or other document, howsoever entitled, created by an Applicable Law or certification authority indicating generation of a megawatt hour of electrical power from a renewable energy source.

“Registration” means registration of the Project, Qualified Facilities, parties, RB, or pathways, as applicable, with the EPA, CARB or other governmental or certifying entity, as applicable, such that the RB produced from the Project becomes RIN-eligible or LCFS Credit-eligible, as applicable. The Project is currently registered with the EPA by Montauk Energy Holdings, LLC (EPA ID No. [***]) for Facility ID No. [***].

“RIN” means a renewable identification number generated to represent a volume of renewable fuel as set forth in Regulation of Fuels and Fuel Additives: Changes to Renewable Fuel Standard Program, 75 Fed. Reg. 16484 (March 26, 2010) (codified at 40 C.F.R. § 80.1425 (2011); 40 C.F.R. § 80.1426 (2012)), as amended from time to time.

“Seller’s Performance Assurance” means [***].

“Vehicle Fuel” means CNG or LNG or other transportation fuel derived from RB or Gas that qualifies for receipt of a RIN under the EPA Renewable Fuel Standard or for receipt of a LCFS Credit under the LCFS.

General Terms and Conditions:

The parties acknowledge that the RB may be transported to California or somewhere else in the continental United States of America (whether by an exchange, backhaul service, or directly) for ultimate delivery to facilities (each a “Qualified Facility”) that meet the eligibility standards for Registration. Buyer further acknowledges that (A) Seller represents herein that it is selling RB with Green Attributes that is compliant with both EPA Renewable Fuel Standard and LCFS as of the Effective Date, and it is, and will continue to be, the sole responsibility of Buyer or Buyer’s buyer to generate any RINs and/or LCFS Credits in connection with the use of such RB as a Vehicle Fuel, and (B) Buyer shall have no right under claim of Force Majeure or otherwise to terminate or suspend performance under this Transaction Confirmation due to any inability of Buyer or Buyer’s buyer to generate RINs and/or LCFS Credits that is not caused by the actions or inactions of Seller.

Seller Firm Obligation Breach: Seller shall be in breach of a Firm obligation to deliver hereunder if it delivers any volumes of the Contract Quantity hereunder to any party other than Buyer.

Taxes: The parties acknowledge that this Transaction is taking place in the State of Ohio. Notwithstanding the provisions of Section 6 of the Base Contract, [***].

RB Availability: Each of the parties acknowledge that if the Project does not produce RB, the quantity of RB delivered hereunder shall be reduced accordingly and could be reduced to zero.

Production Data: On Buyer’s written request, Seller shall provide Buyer with information and supporting documentation regarding historical and projected RB production from the Project. Buyer acknowledges that any forecast of projected RB production from the Projects (a) is confidential and shall not be disclosed to third parties without Seller’s prior written consent or as otherwise required by law, (b) is a projection only and not a guarantee, warranty or promise of actual RB production, and (c) Seller disclaims all warranties, express or implied, with respect to such RB production projections, including, without limitation, any warranty of merchantability and warranty of fitness for a particular purpose. Each party shall cooperate with the other party and provide the other party with any additional documentation as may be reasonably required in connection with (i) any audit of this Transaction Confirmation by a Governmental Authority, or (ii) any Registration.

Gas Nominations: Seller agrees to nominate and schedule RB volumes for delivery to Buyer by 9:00 a.m. Eastern prevailing time on the Business Day prior to any weekday or holiday and on or before 9:00 a.m. Eastern prevailing time on Friday for delivery on Saturday, Sunday and Monday or as otherwise agreed.

Representations and Warranties:

Mutual Representations and Warranties: Each party hereby represents and warrants to the other party as of the Effective Date of the Transaction Confirmation as follows:

(A)

It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to do business in all jurisdictions where such qualification is required or where such qualification is necessary for it to perform its obligations hereunder;

(B)

It has full power and authority to carry on its business as now being conducted, to enter into this Contract and to perform its obligations hereunder. The execution, delivery and the performance of this Contract have been duly authorized by all necessary corporate or management action and do not and will not contravene its organizational documents or corporate policies or conflict with, result in a breach of, or entitle such party (with due notice or lapse of time or both) to terminate, accelerate or declare a default under, any agreement or instrument to which it is a party or by which it is bound (including, but not limited to, any RB sale to any third party for RB produced by the Project). The execution, delivery and performance by such arty of this Contract will not result in any violation by it of any Applicable Law or the order of any court or other Governmental Authority, Such party is not a party to, nor subject to or bound by, any judgment, injunction or decree of any court or other Governmental Authority which may restrict or interfere with the performance of this Contract by it;

(C)

This Contract is the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, avoidance, preferential transfer, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general principles of equity that may limit the availability of equitable remedies and contractual obligations generally (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law), and the remedy of specific performance and injunctive relief may be subject to the discretion of the court before which any proceeding therefore may be brought;

(D)

No consent, waiver, order, approval, authorization or order of, or registration, qualification or filing with, any court or other Governmental Authority is required for the execution, delivery and performance by such party of this Contract and the consummation by such party of the transactions contemplated hereby, and as to such consents the same are final, are in full force and effect, and are not subject to any appeal or further judicial or administrative proceedings. For purposes of clarification, Buyer does not require any consent or approval by the CEC in order to execute this Transaction Confirmation or perform the transactions contemplated herein. No consent or waiver of such party to any contract to which it is a party or by which it is bound is required for the execution, delivery and performance by such party of this Contract;

(E)

There is no action, suit, grievance, arbitration or proceeding, pending or, to the knowledge of such party, threatened against or affecting such party at law or in equity, before any Governmental Authority which prohibits or impairs its ability to execute and deliver this Contract or to perform the transactions contemplated hereunder. Such party has not received written notice of any pending or threatened investigation, inquiry or review by any Governmental Authority regarding the execution or performance of the Contract or the performance of any transactions contemplated hereunder; and

(F)

There are no bankruptcy or receivership proceedings pending against, being contemplated by or, to the knowledge of such Party, threatened against such party and such party is current on all payments for indebtedness incurred by such party and no event of default currently exists, or with the lapse of time or due notice will exist, regarding to any such indebtedness for borrowed money by such party.

Notice of Breach or Default:

Each party agrees to provide prompt written notice to the other party of any fact, circumstance or event which would be a breach under any of the representations and warranties in the section above entitled “Representations and Warranties” assuming solely for purposes of this notice requirement that such representations and warranties were made as of the date of such fact, circumstance or event.

Seller’s Ongoing Representations and Warranties. In addition to the representation and warranties set forth above, Seller represents and warrants to Buyer as of the execution date of the Transaction Confirmation and on each Day during the Delivery Period that (i) all RB delivered to Buyer by Seller shall have Green Attributes, (ii) Seller has not sold or agreed to sell Green Attributes associated with such RB to any other party except as otherwise expressly permitted under this Transaction Confirmation and has not relied upon the volume of RB delivered to Buyer for the creation of RINs, (iii) the RB delivered to Buyer hereunder meets the specifications of the Commercial Distribution System at the Injection Point, (iv) the RB shall be delivered to Buyer in accordance with the requirements of the EPA Renewable Fuel Standard and LCFS in order to preserve Green Attributes, (v) Seller has not taken any action that would invalidate Green Attributes including Buyer’s ability to generate RINs and LCFS Credits, and (vi) upon sale of the RB by Seller to Buyer, Seller shall transfer all Green Attributes associated with the production of such RB.

Commodity Trade Option Representations:

The parties agree that this transaction is a forward contract within the meaning of the Commodity Exchange Act (the “Act”), as amended, and the Rules of the Commodity Futures Trading Commission (“CFTC”), and in reliance upon such agreement, as of the date the transaction is entered into:

(i)	each party represents to the other that it is a commercial market participant with respect to the specified commodity;

(ii)	each party represents to the other that it intends to make or take physical delivery of the specified nonfinancial commodity; and

(iii)

if this transaction includes any volumetric optionality, the holder of such optionality represents to the other party (a) that such optionality is primarily intended to address physical factors (such as weather, environmental factors, customer demand, available production, transport, shipping, operational constraints, or other physical factors) or regulatory requirements that reasonably influence demand for, or the supply of, the specified nonfinancial commodity; and (b) that such optionality is not primarily intended to address price risk.

To the extent the transaction is deemed to be a commodity option:

(i)

the seller of the option represents to the buyer of the option that in connection with this transaction, the seller of the option is either (a) an eligible contract participant as defined in section la(18) of the Act and the regulations of the CFTC, or (b) a producer, processor, commercial user of or a merchant handling the commodity that is the subject of this transaction, or the products or byproducts thereof, and is offering or entering into this transaction solely for purposes related to its business as such;

(ii)

the buyer of the option represents to the seller of the option that in connection with this transaction the buyer of the option is a producer, processor, commercial user of or a merchant handling the commodity that is the subject of this transaction or the products or byproducts thereof and is offering or entering into this transaction solely for purposes related to its business as such; and

(iii)	each party represents to the other that the option, if exercised, would result in the sale of an exempt commodity for immediate or deferred delivery.

Seller Covenant and Indemnity

Seller shall exercise commercially reasonable efforts to ensure that the Project is operated and maintained in accordance with Applicable Law and Good Industry Practice.

Seller further agrees to indemnify Buyer and save it harmless from, and against, any and all losses, liabilities or claims, attributable to, arising out of, resulting from or in connection with any Environmental Condition or violation of Environmental Law located at or otherwise relating to the Biogas Clean-Up and Compression Facility.

Third Party Beneficiary

Seller and Buyer acknowledge that Buyer is selling all of the RB and Green Attributes under this Transaction Confirmation to Iogen, and such parties agree that Iogen is an express third party beneficiary of the representations, warranties, covenants and contractual undertakings of Seller hereunder.

Renewable Energy Attributes and Registration:

Seller agrees in connection with the sale of RB hereunder to (i) assign to Buyer all Green Attributes associated with such RB, and (ii) provide an agreement, attestation, certification and/or other reasonably required document to the CEC, EPA, CARB or other Governmental Authority having jurisdiction over the Qualified Facility to the effect that the RB sold and delivered to Buyer is separately metered by a meter that satisfies the quality standards of Duke Energy and is injected into the Duke Energy Gas pipeline system and contains all Green Attributes for the sole benefit of Buyer or the Qualified Facility, as applicable.

Each party will provide the other party such cooperation, documentation, certifications, site visits or other information, support or assistance as may be necessary to carry out the purposes of this Transaction Confirmation in order for title to the conveyed Green Attributes to vest in the Buyer in connection with the purchase and sale of RB hereunder, and as required by EPA or other Governmental Authority, including but not limited to the following:

(A)	Seller has the following obligations:

(i)

Cooperation with Buyer in Buyer’s efforts to secure and maintain Registration of the Project and/or Qualified Facilities with the EPA in order to generate RINs and to comply with related reporting and recordkeeping requirements, and Buyer’s conducting a third party engineering review of the Project, and providing documentation such as contracts or affidavits regarding the transfer of title, volume, heat content, and any other information required under the Renewable Fuel Standard; and

(ii)

Cooperation with Buyer in Buyer’s efforts to secure and maintain Registration with CARB to create a low carbon intensity pathway for generation of LCFS Credits on Biogas produced from the Project and to comply with related reporting and recordkeeping requirements (to the extent that sales of the Biogas Vehicle Fuel are contemplated in California), and providing Buyer documentation to support LCFS credit generation, including the submissions to CARB for registration and documentation regarding volume, energy content, product transfer documents that state, among other information, that Seller transfers the “Regulated Party” status as defined under LCFS to Buyer, and any other information required by LCFS.

(iii)	Cooperation and compliance with the Buyer to meet the requirements of the EPA Renewable Fuel Standard and the LCFS to ensure the valid generation and ongoing validity of the RINs and/or LCFS Credits.

Early Termination:

Any declaration of an Early Termination Date arising with regard to any Events of Default shall be applicable to the termination and settlement of this Transaction Confirmation only, and shall not affect any other Transactions then in place between Buyer and Seller, (other than that certain Transaction Confirmation by and between the parties, dated as of the date hereof, related to the sale Gas from Buyer to Seller) nor shall the Base Contract be terminated thereby.

When determining Market Value under Section 10.3.1 of the Base Contract, a Party shall be entitled to consider the Market Value of the RB as defined herein sold as Gas as well as the Market Value of the credits associated with the RB’s applicable Green Attributes, including without limitation any RINs or LCFS Credits, associated with landfill gas or biogas, regardless of the location of the sale or whether the sales involve producers, marketers, or end-users. The parties agree that this determination of Market Value shall constitute a reasonable basis for the calculation of damages and shall not be considered consequential damages described in Section 13 of the Base Contract.

Change in Law:

In the event of a Change in Law, either party may terminate this Transaction Confirmation upon notice to the other party and in such event the difference between the Market Value and Contract Value shall be deemed to be zero.

Notwithstanding such right, in the event of a Change in Law and subject to LCFS continuing to permit the generation of LCFS Credits from RB, Buyer and Seller shall negotiate in good faith and use commercially reasonable efforts to agree upon an arrangement for (a) Buyer to obtain a license from Iogen to use the RB to generate LCFS Credits in one of Buyer’s California refineries, and (b) [***].

Performance Assurance

Prior to the commencement of the Delivery Period, (a) Seller shall have provided Seller’s Performance Assurance and (b) Iogen shall have provided the Iogen Performance Assurance, each meeting the requirements of Buyer as described in Appendix A attached hereto.

The letter of credit amounts are set forth below in aggregate as well as per Seller and Iogen and reflect the step-down nature of the letter of credit amounts during the Delivery Period:

Calendar Year (January)	Aggregate Letter of Credit Amount
Initial	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]

Calendar Year (January)	Seller Letter of Credit Amount
Initial	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]

Calendar Year (January)	Iogen Letter of Credit Amount
Initial	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]
[***]	$	[	***]

Notwithstanding the foregoing, in the event the Maximum AADR for the upcoming 12 month period is [***] MMBtu/day, each of the applicable Letter of Credit Amounts set forth above in this Section 2(b), including the initial $[***], shall be adjusted [***].

Gas Storage

At the request and sole cost of Seller and subject to Iogen’s approval (not to be withheld or delayed unreasonably), Buyer may, subject to availability, store the RB on Seller’s behalf as necessary for up to [***] during the Delivery Period until the RB can be withdrawn for use in the Vehicle Fuel market for the generation of RINs and /or LCFS Credits. If Buyer is willing and able to store RB, Buyer shall notify Seller of the RB storage cost and shall use one of the storage facilities identified in Appendix B (each a “Storage Facility”), as may be amended from time to time by Buyer upon 30 Days’ prior notice to Seller, and approved for use by the EPA. [***].

Usage of any Storage Facility is also subject to the following requirements; [***].

IN WITNESS WHEREOF, the parties have signed this Transaction Confirmation in multiple counterparts, effective as of the Effective Date.

Seller: GSF Energy, L.L.C.			Buyer: Shell Energy North America
(US), L.P.

By:	Martin L. Ryan		By:	/s/ [illegible]
	Title:	Vice President		Title:	General Manager
	Date:	05/05/2016		Date:	05/06/2016

List of Exhibits

Exhibit A	Buyer Credit Requirements
Exhibit B	Gas Storage Facilities